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                                                                  EXHIBIT 99.(j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" in the combined Statement of Additional Information in Post-Effective Amendment Number 50 to the Registration Statement (Form N-1A, No. 33-23166) of the Morgan Stanley Institutional Fund, Inc., and to the incorporation by reference of our report dated February 7, 2003 on the Active International Allocation Portfolio, Asian Equity Portfolio, Asian Real Estate Portfolio, Emerging Markets Portfolio, Emerging Markets Debt Portfolio, European Real Estate Portfolio, European Value Equity Portfolio, Global Franchise Portfolio, Global Value Equity Portfolio, International Equity Portfolio, International Magnum Portfolio, International Small Cap Portfolio, Japanese Value Equity Portfolio, Latin American Portfolio, Equity Growth Portfolio, Focus Equity Portfolio, Small Company Growth Portfolio, Technology Portfolio, U.S. Real Estate Portfolio, Value Equity Portfolio, Money Market Portfolio and Municipal Money Market Portfolio (twenty-two of the portfolios comprising the Morgan Stanley Institutional Fund, Inc.) included in the 2002 Annual Report to Shareholders.

                                                        ERNST & YOUNG LLP


Boston, Massachusetts
June 4, 2003